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                                                                    EXHIBIT 9(e)


                              AMENDED AND RESTATED
                                   SCHEDULE A
                                     TO THE
                            ADMINISTRATION AGREEMENT
                                 BY AND BETWEEN
                                 NORTHERN FUNDS
                                       AND
                         SUNSTONE FINANCIAL GROUP, INC.
                              DATED August 7, 1996


Intending to be legally bound, the undersigned hereby amend and restate Schedule A to the aforesaid Agreement to include the following investment portfolios:



Growth Equity Fund                          Fixed Income Fund
Income Equity Fund                          U.S. Government Fund
Small Cap Fund                              Intermediate Tax-Exempt Fund
Select Equity Fund                          Tax-Exempt Fund
International Growth Equity Fund            Money Market Fund
International Select Equity Fund            U.S. Government Money Market Fund
Technology Fund                             International Fixed Income Fund
Municipal Money Market Fund                 California Municipal Money Market Fund
U.S. Government Select Money Market Fund    Stock Index Fund
                                            Florida Intermediate Tax-Exempt Fund

         All signatures need not appear on the same copy of this Amended and Restated Schedule A.


                              NORTHERN FUNDS


                              By: /s/ Silas S. Cathcart

                              Title: _____________________________

                              Date: ______________________________


                              SUNSTONE FINANCIAL GROUP, INC.

                              By: /s/ Miriam M. Allison

                              Title: _____________________________

                              Date: _____________________________